                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                           SUBSCRIPTION CERTIFICATES

                                   ISSUED BY

                            GATEWAY INDUSTRIES, INC.

  This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated July 1, 1996 (the "Prospectus"), of Gateway Industries, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "subscription certificate(s)") to the Subscription Agent listed below (the "Subscription Agent"), at or prior to 5:00 p.m. New York City time, on August 9, 1996 (such date, subject to extension as provided in the Prospectus, is referred to as the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering-Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $3.25 per share for each share of the Company's Common Stock subscribed for upon exercise of such Rights must be received by Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time, on the Expiration Date, even if the subscription certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

                     The Subscription Agent is:

                     American Stock Transfer & Trust Company
                     40 Wall Street
                     New York, NY 10005

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

  The undersigned hereby represents that he, she or it is the holder of subscription certificate(s) representing Rights and that such subscription certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to irrevocably exercise one or more Rights evidenced by the subscripting certificate to subscribe for shares of Common Stock as indicated below.

(a) Number of shares subscribed for         x $3.25 per share = $______
    pursuant to the Basic                   (Number of shares--
    Subscription Privilege. (One            whole number only)
    Right equals one share.)

(b) Number of shares subscribed for         x $3.25 per share = $______
    pursuant to the Oversubscription        (Number of shares--
    Privilege. (No shares may be            whole number only)
    subscribed for pursuant to the
    Oversubscription Privilege
    unless all of the Rights
    represented by this Subscription
    Certificate are fully exercised
    pursuant to the Basic
    Subscription Privilege.)

(c) Total Subscription Price. (Add                              $______
    far right columns in (a) and
    (b).)

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

  The undersigned understands that payment in full of the Subscription Price, as computed above, of $3.25 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date and represents that such payment either (check or appropriate box):

  [_]is being delivered to the Subscription Agent herewith

                                       or

  [_]has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

  [_]wire transfer of funds

     name of transferor institution _________________________________________

     date of transfer _______________________________________________________

     confirmation number (if available) _____________________________________

  [_]uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

  [_]certified check

  [_]bank draft (cashier's check)

  [_]money order

     name of maker __________________________________________________________

     date of check, draft or money order ____________________________________

     check, draft or money order number _____________________________________

     bank on which check is drawn or issuer of money order __________________

Signature(s) ________________________     Address _____________________________


_____________________________________     _____________________________________


Name(s) _____________________________     _____________________________________


_____________________________________     Area Code and Tel. No(s). ___________
        PLEASE TYPE OR PRINT

Subscription Certificate   No(s). (if Available) _______________________________

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

                             GUARANTEE OF DELIVERY
       (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

  The undersigned, an "Eligible Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five (5) Nasdaq National Market trading days after the date hereof.

_____________________________________     Dated: _______________________ , 1996


_____________________________________     _____________________________________

                                                     (NAME OF FIRM)

_____________________________________
              (ADDRESS)                   _____________________________________

_____________________________________          (AUTHORIZED SIGNATURE)
  (AREA CODE AND TELEPHONE NUMBER)

  The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the subscription certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.


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